UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2012

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Approval of 2012 Annual Incentive Program

On February 14, 2012, the Compensation Committee (the “Committee”) of the Board of Trustees of Northeast Utilities (the “Company”) approved the 2012 Annual Incentive Program under the Northeast Utilities Incentive Plan.  The named executive officers of the Company to be identified in the Company's Annual Report on Form 10-K (the “NEOs”) are eligible to participate in this program.

The 2012 Annual Incentive Program provides the NEOs with an opportunity to receive incentive compensation in cash based on the Company’s and each NEO’s performance during 2012. The 2012 Annual Incentive Program consists of a corporate goal for all NEOs plus individual goals with various weightings for each NEO. The 2012 corporate goal is to achieve an adjusted net income target consisting of net income adjusted to exclude the effect of certain nonrecurring income and expense items or events, including direct and incremental merger related impacts on net income.  Individual goals for 2012 include various financial, operational, customer experience, leadership, workforce effectiveness and strategic metrics that are drivers of overall corporate performance. Actual annual incentive payments may equal up to two times target for superior Company and individual performance. If the proposed merger with NSTAR occurs before the end of 2012, then corporate goal performance up to the date of merger, as well as individuals’ performance both before and after the merger, will be considered in determining awards.  In any case, no amount will be paid unless adjusted net income for 2012, excluding any earnings impact from the merger, equals or exceeds 80% of the adjusted net income target.  Awards under the 2012 Annual Incentive Program, if any, will be paid in cash during the first quarter of 2013.  If a participant is terminated involuntarily on account of a change in control of the Company during 2012, then the participant’s award will be based on actual performance against program goals, but prorated for time worked during 2012.  Any such award will be paid at the same time awards are paid to other participants.

Approval of 2012-2014 Long-Term Incentive Program

Also on February 14, 2012, the Committee approved the 2012 – 2014 Long-Term Incentive Program under the Northeast Utilities Incentive Plan.  The NEOs are also eligible to participate in this program.  The 2012 – 2014 Long-Term Incentive Program is designed to reward demonstrated performance and leadership, motivate future superior performance, align the interests of each NEO with those of our stakeholders and encourage a long-term commitment to the Company.  For the 2012 – 2014 Long-Term Incentive Program, the grant value consists of 25% RSUs and 75% performance shares, reflecting the Committee’s desire to balance the roles of total shareholder return and our corporate financial performance in our compensation programs.  The ultimate percentages will vary depending upon the amounts realized in each category.

The RSU component helps align the interests of the NEOs and the shareholders through share performance and share ownership. The RSU grant is equal in value to 25% of the total individual long-term incentive grants.  RSU grants are subsequently converted from dollars into equivalent common shares of the Company by dividing the amount of each award by the average closing price for the Company’s common shares during the last ten trading days in January in the year of grant. RSU holders are eligible to receive credit for reinvested dividend equivalent units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalent units are accounted for as additional RSUs that accrue and are distributed simultaneously with the common shares issued upon vesting of the underlying RSUs.

These RSUs are payable to participants without regard to performance goals and will vest in three equal installments on February 25 of each of 2013, 2014 and 2015.  Upon vesting, the Company will distribute common shares (net of tax withholding and other required deductions) in respect of the newly-vested RSUs unless the participant elected during 2011 to defer distribution until a later date. Pursuant to an agreement with the Company’s CEO, the Company will defer the distribution of common shares upon the vesting of RSUs granted to him under the 2012 – 2014 program until after his departure from the Company.

Performance shares reward performance based on the extent to which the Company achieves performance goals in four metrics during each year of the program.  Similar to the Company’s prior long-term programs, the four metrics for the 2012 – 2014 program include cumulative adjusted net income, average adjusted return on equity, average credit rating, and relative total shareholder return as compared to a group of comparable utility companies.  The weighting of the total shareholder return metric is 40% and the weightings of the remaining three metrics are 20% each.

Performance shares are equal in value to 75% of the total individual long-term incentive grants.  Performance share grants are converted from dollars into equivalent common shares of the Company by dividing the amount of each award by the average closing price for the Company’s common shares during the last ten trading days in January in the year of grant.  Similar to RSUs, holders of performance shares are eligible to receive credit for reinvested dividend equivalent units on outstanding performance shares held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalent units are accounted for as additional common shares that accrue and are distributed (net of tax withholding and other required deductions) simultaneously with the common shares issued at the end of the performance period. The Committee will determine actual performance share awards, if any, which will be issued after the end of 2014, the final year in the program.  The actual number of performance shares awarded will vary based on the extent to which the Company achieves performance goals in the four metrics during the three years of the program.

Upon the completion of the Company’s merger with NSTAR, all outstanding 2012 – 2014 performance shares will be converted to RSUs assuming a target level of performance.  These RSUs will vest according to the schedule that applies to the RSU component already granted as part of the 2012 – 2014 Long-Term Incentive Program.

Section 8

Other Events

Item 8.01

Other Events.

On February 14, 2012, the Company issued a news release announcing that the Board of Trustees had approved an increase in the quarterly dividend to $0.29375 per share payable on March 30, 2012 to shareholders of record at the close of business on March 1, 2012.  A copy of the news release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	News release, dated February 14, 2012, issued by Northeast Utilities announcing dividend increase.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

February 21, 2012

By:

/S/ JAY S. BUTH

Jay S. Buth

Vice President-Accounting and Controller